Exhibit 10.2

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), effective July 26, 2021, attaches to and forms part of that certain Employment Agreement dated as of October 3, 2007, and as amended effective March 27, 2012, February 20, 2015, and April 19, 2018 (the “Agreement”), between Aon Corporation, a Delaware corporation (the “Company”) and Christa Davies (the “Executive”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and the Executive mutually desire to extend the Employment Period for three years as provided in this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.	The phrase “April 1, 2023” where it appears in Section 1 of the Agreement shall be replaced with “April 1, 2026.”

2.	The remaining provisions of the Agreement shall remain in effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date set forth above.

AON CORPORATION	EXECUTIVE

/s/ Lisa Stevens	/s/ Christa Davies
Lisa Stevens	Christa Davies
Executive Vice President &	Executive Vice President &
Chief People Officer	Chief Financial Officer